NORTHROP GRUMMAN CORPORATION

EXHIBIT 99.1
PART I
Item 1. Business
HISTORY AND ORGANIZATION
History
Northrop Grumman Corporation (herein referred to as “Northrop Grumman,” the “company,” “we,” “us,” or “our”) is a leading global security company. We offer a broad portfolio of capabilities and technologies that enable us to deliver innovative platforms, systems and solutions for applications that range from undersea to outer space and into cyberspace. We provide capabilities in autonomous systems; cyber; command, control, communications and computers, intelligence, surveillance and reconnaissance (C4ISR); space; strike; and logistics and modernization. We participate in many high-priority defense and government programs in the United States (U.S.) and abroad. We conduct most of our business with the U.S. government, principally the Department of Defense (DoD) and intelligence community. We also conduct business with foreign, state and local governments, as well as commercial customers. For a discussion of risks associated with our operations, see “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K.
The company originally was formed in Hawthorne, California, in 1939, as Northrop Aircraft Incorporated and was reincorporated in Delaware in 1985, as Northrop Corporation. Northrop Corporation was a principal developer of flying wing technology, including the B-2 Spirit bomber. The company developed into one of the largest defense contractors in the world through a series of acquisitions, as well as organic growth. In 1994, we acquired Grumman Corporation (Grumman), after which time the company was renamed Northrop Grumman Corporation. Grumman was a premier military aircraft systems integrator and builder of the Lunar Module that first delivered humans to the surface of the moon. In 1996, we acquired the defense and electronics businesses of Westinghouse Electric Corporation, a world leader in the development and production of sophisticated radar and other electronic systems for the nation’s defense, civil aviation, and other U.S. and international applications. In 2001, we acquired Litton Industries, Inc., a global electronics and information technology company, and one of the nation’s leading full service shipbuilders. Also in 2001, we acquired Newport News Shipbuilding Inc., a leading designer and builder of nuclear-powered aircraft carriers and submarines. In 2002, we acquired TRW Inc., a leading developer of military and civil space systems and payloads, as well as a leading global integrator of complex, mission-enabling systems and services. In 2011, we completed the spin-off to our shareholders of Huntington Ingalls Industries, Inc. (HII). HII operates our former Shipbuilding business, comprised largely of a part of Litton Industries and Newport News Shipbuilding.
On June 6, 2018 (the “Merger date”), the company completed its acquisition of Orbital ATK, Inc. (“Orbital ATK”) (the “Merger”). On the Merger date, Orbital ATK became a wholly-owned subsidiary of the company and its name was changed to Northrop Grumman Innovation Systems, Inc., which we established as a new, fourth business sector (“Innovation Systems”). The operating results of legacy Innovation Systems subsequent to the Merger date have been included in the company’s consolidated results of operations and are reflected in the Space Systems, Defense Systems and Aeronautics Systems sectors. See Note 2 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K for further information regarding the acquisition of Orbital ATK.
Organization
At December 31, 2019, the company was aligned in four operating sectors, which also comprised our reportable segments: Aerospace Systems, Innovation Systems, Mission Systems and Technology Services.
Subsequent Realignment – Effective January 1, 2020, the company reorganized its sectors to better align the company’s broad portfolio to serve its customers’ needs. The four new sectors are: Aeronautics Systems, Defense Systems, Mission Systems and Space Systems. This realignment is reflected in the business descriptions below and in the accompanying financial information contained in this report.
AERONAUTICS SYSTEMS
Aeronautics Systems, headquartered in Palmdale, California, is a leader in the design, development, integration and production of autonomous and manned aircraft systems used for battle management, strike and intelligence, surveillance and reconnaissance (ISR). Aeronautics Systems' primary customers are the U.S. Air Force, the U.S. Navy, other U.S. government agencies and foreign governments. The sector is reported in two business areas that reflect our core capabilities: Autonomous Systems and Manned Aircraft.
Autonomous Systems – designs, develops, manufactures, integrates and sustains autonomous aircraft systems for strategic and tactical ISR missions. Strategic ISR programs include high-altitude long-endurance (HALE) systems,

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such as Global Hawk, which provides near real-time high resolution imagery of land masses for theater awareness; Triton, which provides real-time ISR over vast ocean and coastal regions for maritime domain awareness; and the North Atlantic Treaty Organization (NATO) Alliance Ground Surveillance (AGS) system for multinational theater operations. Tactical ISR programs include Fire Scout, a ship-based vertical take-off and landing (VTOL) system that provides situational awareness for maritime forces and precision targeting support; and the Firebird product line, which is available in manned, autonomous and optionally-piloted configurations, and provides flexibility through open architecture and plug-and-play mission payload integration.
Manned Aircraft – designs, develops, manufactures and integrates strategic long-range strike aircraft systems, tactical fighter aircraft and airborne battle management systems. Long-range strike aircraft programs include the B-21 Raider long-range strike bomber and modernization and sustainment services for the B-2 Spirit bomber. Tactical fighter aircraft programs include the design, development, manufacture and integration of F-35 Lightning II center fuselage and F/A-18 Super Hornet center/aft fuselage sections. Airborne battle management programs include the E-2D Advanced Hawkeye and E-8C Joint Surveillance Target Attack Radar System (JSTARS).
DEFENSE SYSTEMS
Defense Systems, headquartered in McLean, Virginia is a leader in the design, development, production, integration, sustainment and modernization of weapon and mission systems for U.S. military and civilian agency customers, and a broad range of international customers. Major products and services include integrated battle management command systems, weapons systems, mission system sustainment and modernization, information technology services and intelligence operations. The sector is reported in two business areas that reflect our core capabilities: Battle Management & Missile Systems, and Mission Readiness.
Battle Management & Missile Systems – designs, develops and integrates multi-domain command and control (C2) and weapons systems, including munitions and missiles. The business provides integration and interoperability of net-enabled battle management, sensors, targeting and surveillance systems, as well as air and missile defense C2 systems. It also develops and produces precision strike weapons; advanced propulsion, including high speed air-breathing systems; and high-performance gun systems and precision munitions. Competencies include system and software development; integration of weapon systems; tactical missile and component development and production; and production of advanced fuzes, munitions and defense electronics. Key programs include the Integrated Air and Missile Defense Battle Command System (IBCS) for the U.S. Army and Poland; Counter Rocket, Artillery and Mortar (C-RAM); Distributed Mission Operations Network (DMON); the U.S. Navy’s Advanced Anti-Radiation Guided Missile (AARGM); Precision Guidance Kit (PGK); and the Mission Command Training Program (MCTP).
Mission Readiness – provides full life cycle service and support for software, weapons systems and aircraft, and logistics support, sustainment, operations and modernization for air, sea and ground systems. It also provides full life cycle development, modernization and sustainment of information systems; security services including information and cyber operations; and intelligence analysis and support. Competencies include aircraft, electronics and software sustainment and engineering; electronic subsystems modernization; weapon systems logistics support; cyber; data analytics and decision support tools; and IT infrastructure including cloud. Key programs include the Social Security Administration Information Technology Support Services Contract (SSA-ITSSC); Counter Threat Messaging (CTM) for Joint Services; restricted intelligence operations; Program Systems Product Directorate (PSPD) for Department of Homeland Security; Consular Systems Modernization (CSM) for Department of State; AAQ-24 and APN-241 sensor sustainment; and system sustainment and operations support for the B-2 Spirit bomber, E-8C JSTARS surveillance aircraft, KC-30A multi-role tanker, C-27J transport, UK E-3D Airborne Early Warning and Control System, Global Hawk, Triton, and F-35.
MISSION SYSTEMS
Mission Systems, headquartered in Linthicum, Maryland, is a leader in advanced mission solutions and multifunction systems, primarily for the U.S. and ally defense and intelligence community customers. Major products and services include C4ISR systems; radar, electro-optical/infrared (EO/IR) and acoustic sensors; electronic warfare systems; cyber solutions; intelligence processing systems; navigation; and submarine power, propulsion and payload launch systems. The sector is reported in four business areas that reflect our core capabilities: Airborne Sensors & Networks; Cyber & Intelligence Mission Solutions; Maritime/Land Systems & Sensors; and Navigation, Targeting & Survivability.
Airborne Sensors & Networks – delivers products, systems and services that support airborne platforms with advanced communications and network systems; multi-function radio frequency (RF) and EO/IR systems; and radar, electronic warfare and situational awareness mission systems. Competencies include fire control, surveillance and

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early warning and control radar systems; electronic attack and electronic support systems; software defined radios and network gateways, communications and counter-communications systems; and multi-sensor processing. Key programs include Airborne Early Warning & Control (AEW&C) and air-to-ground sensors; Battlefield Airborne Communications Node (BACN); F-35 fire control radar, Distributed Aperture System (DAS), and Communications, Navigation and Identification (CNI) integrated avionics system; LONGBOW Fire Control Radar (FCR); Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare (JCREW); Scalable Agile Beam Radar (SABR); and restricted programs.
Cyber & Intelligence Mission Solutions – delivers products, systems and services that support full-spectrum cyber solutions, secure processing, transformational computing, advanced technology development, Signals Intelligence (SIGINT) mission systems and enterprise integration of multi-intelligence mission data across all domains. Competencies include cyber mission management; large-scale cyber solutions for national security applications; cyber survivability; ground software systems; SIGINT sensors and processing; and geospatial intelligence and data fusion, specializing in the collection, processing and exploitation of data. Key programs include exploitation and cyber programs; Enhanced Solutions for the Information Technology Enterprise (E-SITE); the Enterprise Application Managed Services (EAMS) program; the Unified Platform System Coordinator program; the Airborne Signals Intelligence Payload (ASIP); and restricted programs.
Maritime/Land Systems & Sensors – delivers products, systems and services that enable maritime and ground platform mission capabilities via sensors, targeting and surveillance systems; electronic warfare systems; mission module integration; power, propulsion and control systems; and missile launchers. Competencies include ground and maritime radar systems; nuclear ship propulsion and power generation systems; shipboard missile and encapsulated payload launch systems; integrated bridge systems; unmanned maritime vehicles; high-resolution undersea sensors; deep-sea packaging; and mission integration. Key programs include the Surface Electronic Warfare Improvement Program (SEWIP) Block III; Ground/Air Task Oriented Radar (G/ATOR); submarine power, propulsion, launch and sensing systems for Ohio, Virginia and Columbia class submarines; AQS-24B Minehunting System; Littoral Combat Ship Mission Module Integration; DDG Modernization; Offshore Patrol Cutter; and restricted programs associated with the maritime operating domain.
Navigation, Targeting & Survivability – delivers products, systems and services that support aircraft platforms with targeting, self-protection and situational awareness mission systems; and provides embedded navigation and positioning sensors for a range of platforms including ships, aircraft, spacecraft and weapons. Competencies include EO/IR and RF self-protection; targeting and surveillance systems; digitized cockpits; and inertial navigation systems. Key programs include the LITENING Advanced Targeting Pod; Large Aircraft and Common Infrared Countermeasures (LAIRCM, DoN LAIRCM, CIRCM) systems; APR-39 DV(2) and EV(2) Radar Warning Receiver programs; the Embedded Global Positioning System (GPS)/Inertial Navigation Systems-Modernization (EGI-M) program; the UH-60V Black Hawk integrated mission equipment package; and restricted programs.
SPACE SYSTEMS
Space Systems, headquartered in Dulles, Virginia, is a leader in delivering end-to-end mission solutions through the design, development, integration, production and operation of space, launch and strategic missile systems for national security, civil government, commercial and international customers. Major products include satellites and payloads; ground systems; launch vehicles and related propulsion systems; missile defense systems and targets; and strategic missiles. The sector is reported in two business areas that reflect our core capabilities: Launch & Strategic Missiles, and Space.
Launch & Strategic Missiles – designs, develops, manufactures and integrates small- and medium-class space launch vehicles to place satellites into earth orbit and escape trajectories; missile defense systems and target vehicles; and suborbital launch vehicles that place payloads into a variety of high-altitude trajectories. Competencies include strategic missile sustainment as well as the production of medium- and large-class rocket propulsion systems for human and cargo launch vehicles, hypersonic boosters and missile defense interceptors. Key programs include missile defense systems and interceptor boosters for the Missile Defense Agency's (MDA) Ground-based Midcourse Defense (GMD) system; the Antares rocket used in the execution of our Commercial Resupply Services (CRS) contracts with NASA; the development and production of solid rocket motors for the National Aeronautics and Space Administration’s (NASA) Space Launch System (SLS) heavy lift vehicle; medium-class solid rocket motors for the U.S. Navy's Trident II Fleet Ballistic Missile program; Ground Based Strategic Deterrent (GBSD) Technology Maturation and Risk Reduction (TMRR) program; and the Intercontinental Ballistic Missile (ICBM) Ground Subsystem Support Contract (GSSC).

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Space – designs, develops, manufactures and integrates spacecraft systems, subsystems, sensors, payloads and ground systems to deliver mission capability to national security, science and environmental, communications, on-orbit servicing, and human-rated space systems for earth orbit and deep-space exploration missions. Much of this business is performed through restricted programs. Key unrestricted programs include the Cygnus spacecraft used in the execution of our CRS contracts with NASA; Advanced Extremely High Frequency (AEHF) and Enhanced Polar System (EPS) payloads providing survivable, protected communications to U.S. forces; Next-Generation Overhead Persistent Infrared Program (OPIR) satellites and payloads providing data for missile defense; and the James Webb Space Telescope (JWST), a large infrared telescope being built for NASA that will be deployed in space to study the origins of the universe.
SELECTED FINANCIAL DATA
For a summary of selected consolidated financial information, see “Selected Financial Data” in Part II, Item 6 of the 2019 Form 10-K.
CUSTOMER CONCENTRATION
Our largest customer is the U.S. government. Sales to the U.S. government accounted for 83 percent, 82 percent and 85 percent of sales during the years ended December 31, 2019, 2018 and 2017, respectively. For further information on sales by customer type, contract type and geographic region, see Note 16 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K. No single program accounted for more than ten percent of total sales during any period presented. See “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K for further discussion regarding risks related to customer concentration.
COMPETITIVE CONDITIONS
We compete with many companies in the defense, intelligence and federal civil markets. BAE Systems, Boeing, Booz Allen Hamilton, General Dynamics, L3Harris Technologies, Leidos, Leonardo, Lockheed Martin, Raytheon and Thales are some of our primary competitors. Key characteristics of our industry include long operating cycles and intense competition, which is evident through the number of competitors bidding on program opportunities and the number of bid protests (competitor protests of U.S. government procurement awards).
It is common in the defense industry for work on major programs to be shared among a number of companies. A company competing to be a prime contractor may, upon ultimate award of the contract to another competitor, become a subcontractor to the ultimate prime contracting company. It is not unusual to compete for a contract award with a peer company and, simultaneously, perform as a supplier to or a customer of that same competitor on other contracts, or vice versa.
SEASONALITY
No material portion of our business is considered to be seasonal.
BACKLOG
At December 31, 2019, total backlog, which is equivalent to the company’s remaining performance obligations, was $64.8 billion as compared with $53.5 billion at December 31, 2018. For further information, see “Backlog” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (MD&A) in Part II, Item 7 of Exhibit 99.3 of this Form 8-K and Note 1 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K.
INTELLECTUAL PROPERTY
We routinely apply for and own a number of U.S. and foreign patents related to the technologies we develop. We also develop and protect intellectual property as trade secrets. In addition to owning a large portfolio of proprietary intellectual property, we license some intellectual property rights to third parties and we license or otherwise obtain access to intellectual property from third parties. The U.S. government typically holds licenses to patents developed in the performance of U.S. government contracts and may use or authorize others to use the inventions covered by these patents for certain purposes. See “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K for further discussion regarding risks related to intellectual property.
RAW MATERIALS
We have not experienced significant delays in the supply or availability of raw materials, nor have we experienced a significant price increase for raw materials. See “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K for further discussion regarding risks related to raw materials.

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EMPLOYEE RELATIONS
We believe that we maintain good relations with our approximately 90,000 employees. Approximately 5,000 are covered by 17 collective agreements in the U.S., of which we negotiated two renewals and one new agreement in 2019 and expect to negotiate six renewals in 2020. See “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K for further discussion regarding risks related to employee relations.
REGULATORY MATTERS
Government Contract Security Restrictions
We are prohibited by the U.S. government from publicly discussing the details of certain classified programs. These programs are generally referred to as “restricted” in this Form 8-K and the 2019 Form 10-K. The consolidated financial statements and financial information in this Form 8-K and the 2019 Form 10-K reflect the operating results of our entire company, including restricted programs.
Contracts
We generate the majority of our business from long-term contracts with the U.S. government for development, production and support activities. Unless otherwise specified in a contract, allowable and allocable costs are billed to contracts with the U.S. government pursuant to the Federal Acquisition Regulation (FAR) and U.S. government Cost Accounting Standards (CAS). Examples of costs incurred by us and not billed to the U.S. government in accordance with the FAR and CAS include, but are not limited to, certain legal costs, charitable donations, advertising costs, interest expense and unallowable employee compensation costs.
We monitor our contracts on a regular basis for compliance with our policies and procedures and applicable government laws and regulations. In addition, costs incurred and allocated to contracts with the U.S. government are routinely audited by the Defense Contract Audit Agency (DCAA).
Our long-term contracts typically fall into one of two contract types:
Cost-type contracts – Cost-type contracts include cost plus fixed fee, cost plus award fee and cost plus incentive fee contracts. Cost-type contracts generally provide for reimbursement of a contractor’s allowable costs incurred plus fee. As a result, cost-type contracts have less financial risk associated with unanticipated cost growth but generally provide lower profit margins than fixed-price contracts. Cost-type contracts typically require that the contractor use its best efforts to accomplish the scope of the work within some specified time and stated dollar limitation. Fees on cost-type contracts can be fixed in terms of dollar value or can be variable due to award and incentive fees, which are generally based on performance criteria such as cost, schedule, quality and/or technical performance. Award fees are determined and earned based on customer evaluation of the company’s performance against contractual criteria. Incentive fees are generally based on cost or schedule and provide for an initially negotiated fee to be adjusted later, based on the relationship of total allowable costs to total target costs or as schedule milestones are met. Award and incentive fees are included in total estimated sales to the extent it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. We estimate variable consideration as the most likely amount to which we expect to be entitled.
Fixed-price contracts – Firm fixed-price contracts include a specified scope of work for a price that is a pre-determined, negotiated amount and not generally subject to adjustment regardless of costs incurred by the contractor, absent changes in scope by the customer. As a result, fixed-price contracts have more financial risk associated with unanticipated cost growth, but generally provide the opportunity for higher profit margins than cost-type contracts. Certain fixed-price incentive fee contracts provide for reimbursement of the contractor’s allowable costs plus a fee up to a cost ceiling amount, typically through a cost-sharing ratio that affects profitability. These contracts effectively become firm fixed-price contracts once the cost-share ceiling is reached. Time-and-materials contracts are considered fixed-price contracts as they specify a fixed hourly rate for each labor hour charged.
Profit margins on our contracts may vary materially depending on, among other things, the contract type, contract phase (e.g., development, low-rate production or mature production), negotiated fee arrangements, achievement of performance objectives, and cost, schedule and technical performance.
See Note 1 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K and “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K for further information regarding our contracts and Note 16 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K for sales by contract type.

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The following table summarizes sales for the year ended December 31, 2019, recognized by contract type and customer category:

$ in millions	U.S. Government(1)	International(2)	Other Customers	Total	Percentage of Total Sales
Cost-type contracts	$15,720	$683	$76	$16,479	49%
Fixed-price contracts	12,214	4,471	677	17,362	51%
Total sales	$27,934	$5,154	$753	$33,841	100%

(1)
Sales to the U.S. government include sales from contracts for which we are the prime contractor, as well as those for which we are a subcontractor and the ultimate customer is the U.S. government. Each of the company’s segments derives substantial revenue from the U.S. government.

(2) International sales include sales from contracts for which we are the prime contractor, as well as those for which we are a subcontractor and the ultimate customer is an international customer. These sales include foreign military sales contracted through the U.S. government.
Environmental
Our operations are subject to and affected by federal, state, local and foreign laws, regulations and enforcement actions relating to protection of the environment. In 2015, we announced our 2020 environmental sustainability goals: to reduce absolute greenhouse gas emissions by 30 percent from 2010 levels; to reduce potable water use by 20 percent from 2014 levels; and to achieve a 70 percent solid waste diversion rate (away from landfills).
We have incurred and expect to continue to incur capital and operating costs to comply with applicable environmental laws and regulations and to achieve our environmental sustainability commitments. See “Risk Factors” in Part I, Item 1A of the 2019 Form 10-K and Notes 1 and 12 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K for further information regarding environmental matters.
EXECUTIVE OFFICERS
See “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of the 2019 Form 10-K for information about our executive officers.
AVAILABLE INFORMATION
Our principal executive offices are located at 2980 Fairview Park Drive, Falls Church, Virginia 22042. Our telephone number is (703) 280-2900 and our home page is www.northropgrumman.com.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statement for the annual shareholders’ meeting, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with the U.S. Securities and Exchange Commission (SEC). You can learn more about us by reviewing our SEC filings on the investor relations page of our website.
The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information about SEC registrants, including Northrop Grumman Corporation.
References to our website and the SEC’s website in this report are provided as a convenience and do not constitute, and should not be viewed as, incorporation by reference of the information contained on, or available through, such websites. Such information should not be considered a part of this report, unless otherwise expressly incorporated by reference in this report.